UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2007
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383

(Registrants’ telephone number, including area code)
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 3, 2007 Advanced Viral Research Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Vincent Gullo and Dallas Hughes (the “Sellers”). Pursuant to the Purchase Agreement, the Company, through its wholly-owned subsidiary, Triad Biotherapeutics, Inc. (“Triad”) acquired certain assets, including (i) two chemical compounds [identified as CTK000147 (proteasome inhibitor) and CTK000168 (Eg5 inhibitor),] and all derivatives and analogs thereof; (ii) a library of approximately 8,321 extracts; (iii) a library of microbial strains comprised of approximately 1,663 fungi and approximately 302 actinomycetes; (iv) affinity purification technology; and (v) a U.S. patent for size-exclusion-based extraction of affinity ligands and active compounds from natural samples, as well as other intellectual property and contract rights related to the assets (collectively, the “Assets”).
     In consideration for the Assets, the Company delivered to the Sellers closing consideration of an aggregate of $250,000 in cash and issued 12,711,864 shares of its common stock. Additional consideration is payable to Sellers upon the satisfaction of certain conditions precedent, as follows:
•	Upon the Company or any of its affiliates (i) confirming through in vivo studies in mice that either or both of the compounds acquired or any structural analog thereof is safe and effective; (ii) closing on a financing (or a series of financings over a three year period) generating at least $12 million of proceeds; and (iii) filing or causing to be filed a U.S. patent application on either of the compounds or structural analog thereof, the Company is required to deliver to Sellers an aggregate of $250,000 in cash and that number of shares of the Company’s common stock determined by dividing $250,000 by the average of the closing sale prices of a share of the Company’s Common Stock as reported on the OTCBB for the period of thirty consecutive trading days ending on the trading day immediately preceding the issuance date .

•	Upon the first IND pertaining to CTK000147 (proteasome inhibitor) or a structural analog thereof being approved or allowed by the FDA, the Company is required to pay to Sellers an aggregate of $250,000 in cash.

•	Upon the first IND pertaining to CTK000168 (Eg5 inhibitor) or a structural analog thereof being approved or allowed by the FDA, the Company is required to pay to Sellers an aggregate of $250,000 in cash.

•	Upon the first approval by the FDA for commercial sale of CTK000147 (proteasome inhibitor) or a structural analog thereof, the Company is required to pay to Sellers an aggregate of $500,000 in cash.

•	Upon the first approval by the FDA for commercial sale of CTK000168 (Eg5 inhibitor) or a structural analog thereof, the Company is required to pay to Sellers an aggregate of $500,000 in cash.

•	The Company is required to pay to Sellers from time to time, in cash, an aggregate of 5% of the value of any cash, cash equivalents and securities received by the Company or its affiliates from third parties in consideration of the sale or license of any of the compounds or structural analogs thereof, on terms and conditions to be mutually agreed upon between Sellers and the Company but in no event less frequently than once per calendar quarter.

     If, at any time, the Company proposes to file a registration statement under the Securities Act of 1933 for purposes of a public offering of securities of the Company (including a registration statement covering the sale of securities by securities holders other than Sellers), Sellers have been granted the right to include in any such registration statement all or any part of the securities acquired by Sellers under the Purchase Agreement held by Sellers.
     The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the respective parties. Such representations and warranties have been qualified by disclosure schedules and are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be considered to be material by investors. The parties’ respective indemnity obligations are subject to the cumulative amount of the damages actually incurred by such indemnitee exceeding $50,000 and the aggregate amount of damages recoverable by the Company is limited to that portion of the purchase price actually received by Sellers, with Sellers having the right to pay all or any portion of the indemnification amounts with stock received in consideration for the Assets.
     The closing of the transactions under the Purchase Agreement triggered certain anti-dilution provisions contained in outstanding warrants to purchase the common stock of the Company (the “Warrants”) held by YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (“YA Global”). As a result of the closing of the transactions under the Purchase Agreement on December 3, 2007, the aggregate number of shares of common stock underlying the Warrants will increase from 138,451,263 to 199,898,478 shares, and the exercise price of such Warrants will decrease (i) from $0.0312 to $0.0197 for Warrants to purchase 98,375,635 shares, and (ii) from $0.0262 to $0.0197 for Warrants to purchase 101,522,843 shares.
     The foregoing summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
     In connection with the closing of the transactions, the Company and its affiliates entered into a Patent Security Agreement and Amended and Restated Security Agreement with YA Global whereby it granted to YA Global a first lien priority security interest in and to the Assets to secure the Company’s obligations owing to YA Global arising out of certain previously announced financings of the Company by YA Global in January 2007 and July 2007, including the Company’s obligations under certain convertible debentures and warrants. The convertible debentures and warrants issued to YA Global in January and July 2007 were amended to provide that the Company’s obligations thereunder were secured by the Assets. The foregoing summary of the provisions of the Patent Security Agreement, the Amended and Restated Security Agreement and the amended convertible debentures and warrants is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.3 through 10.11 to this Current Report on Form 8-K.
     The disclosure under Item 5.02 of this Current Report on Form 8-K is also responsive to this Item 1.01 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.01 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.02 and is incorporated herein by reference.
     On December 3, 2007, pursuant to the terms of the Purchase Agreement described in Item 1.01 above, the Company issued an aggregate of 12,711,864 shares of its common stock to the Sellers as part of the total closing consideration for the acquisition of the Assets. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act. The issuance of the shares in connection with the Purchase Agreement did not involve any form of general solicitation or general advertising. The certificates evidencing the shares shall bear appropriate restrictive legends.
Item 3.03 Material Modification to Rights of Security Holders.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.03 and is incorporated herein by reference.
     As discussed in Item 1.01 above, the closing of the transactions under the Purchase Agreement triggered certain anti-dilution provisions contained in the Warrants held by YA Global. As a result of the closing of the transactions under the Purchase Agreement on December 3, 2007, the aggregate number of shares of common stock underlying the Warrants will increase from 138,451,263 to 199,898,478 shares, and the exercise price of such Warrants will decrease (i) from $0.0312 to $0.0197 for Warrants to purchase 98,375,635 shares, and (ii) from $0.0262 to $0.0197 for Warrants to purchase 101,522,843 shares.
     As discussed in Item 1.01 above, in connection with the closing of the transactions, the Company and its affiliates entered into a Patent Security Agreement and Amended and Restated Security Agreement with YA Global whereby it granted to YA Global a first lien priority security interest in and to the Assets to secure the Company’s obligations owing to YA Global arising out of certain previously announced financings of the Company by YA Global in January 2007 and July 2007, including the Company’s obligations under certain convertible debentures and warrants. The convertible debentures and warrants issued to YA Global in January and July 2007 were amended to provide that the Company’s obligations thereunder were secured by the Assets. The foregoing summary of the provisions of the Patent Security Agreement, the Amended and Restated Security Agreement and the amended convertible debentures and warrants is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.3 through 10.11 to this Current Report on Form 8-K.
     The foregoing summary is qualified in its entirety by reference to the agreements attached as Exhibits 10.3 through 10.11 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the closing of the transactions under the Purchase Agreement, on December 3, 2007, the Board of Directors of the Company appointed Vincent Gullo, Ph.D as the Company’s Chief Scientific Officer, and Dallas Hughes, Ph.D as its Vice President, Research.
Vincent Gullo, Ph.D
     In connection with his appointment as Chief Scientific Officer, the Company entered into an Employment Agreement with Dr. Gullo on December 3, 2007. Under the agreement, Dr. Gullo became the Company’s Chief Scientific Officer on a full time basis commencing December 3, 2007 for a period of one year unless terminated earlier as provided in the agreement. Dr. Gullo receives a base salary of $220,000 per year. The agreement also entitles Dr. Gullo and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:
•	The Company shall pay the dues of such professional associations and societies of which Dr. Gullo is a member in furtherance of his duties.

•	The Company shall reimburse Dr. Gullo for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company.

•	Dr. Gullo will be entitled to three (3) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation days unused in any calendar year may not be accumulated and carried forward and used in future years.
If the agreement is terminated by the Company for cause, or Dr. Gullo voluntarily resigns, becomes disabled or dies, then Dr. Gullo or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated not for cause or by Dr. Gullo for good reason, Dr. Gullo shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due, monthly severance payments equal to one-twelfth of the base salary as of the date of such termination or resignation through the scheduled expiration of the initial term; and waiver of the applicable premium otherwise payable for COBRA continuation coverage for Dr. Gullo (and his spouse and dependents, if covered) through the scheduled expiration of the initial term.
     Prior to his appointment as Chief Scientific Officer, Dr. Gullo, age 57, was the President of Chemosphere Discovery Technologies, Inc., a small start-up consulting company which provided natural product drug discovery consulting services, since May 2007. From January 2004 until December 2006, Dr. Gullo was the Vice President, Drug Discovery at Cetek Corporation, a biopharmaceutical company engaged in the discovery and early development of cancer therapeutics and formerly the owner of the Assets, where he supervised a drug discovery research team focusing in oncology and infectious diseases, and managed several departments including natural product microbiology, fermentation, chemistry and medicinal chemistry. From April 1983 until December 2003, Dr. Gullo was the Senior Director, New Lead Discovery at Schering Plough Research Institute. Dr. Gullo received his Ph.D in Organic Chemistry from Columbia University in 1975.

Dallas Hughes, Ph.D
     In connection with his appointment as Vice President, Research, the Company entered into an Employment Agreement with Dr. Hughes on December 3, 2007. Under the agreement, Dr. Hughes became the Company’s Vice President, Research on a full time basis commencing December 3, 2007 for a period of one year unless terminated earlier as provided in the agreement. Dr. Hughes receives a base salary of $200,000 per year. The agreement also entitles Dr. Hughes and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:
•	The Company shall pay the dues of such professional associations and societies of which Dr. Hughes is a member in furtherance of his duties.

•	The Company shall reimburse Dr. Hughes for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company.

•	Dr. Hughes will be entitled to three (3) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation days unused in any calendar year may not be accumulated and carried forward and used in future years.
If the agreement is terminated by the Company for cause, or Dr. Hughes voluntarily resigns, becomes disabled or dies, then Dr. Hughes or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated not for cause or by Dr. Hughes for good reason, Dr. Hughes shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due, monthly severance payments equal to one-twelfth of the base salary as of the date of such termination or resignation through the scheduled expiration of the initial term; and waiver of the applicable premium otherwise payable for COBRA continuation coverage for Dr. Hughes (and his spouse and dependents, if covered) through the scheduled expiration of the initial term.
     Prior to his appointment as Vice President, Research, Dr. Hughes, age 51, was the Chief Executive Officer of Chemosphere Discovery Technologies, Inc. since May 2007. From October 1996 until January 2007, Dr. Hughes was the Senior Vice President, Technology at Cetek Corporation, where he supervised a drug discovery research team employing a high throughput screening (HTS) technology for drug discovery, and managed several departments including assay development, HTS technology, and biology. Dr. Hughes received his Ph.D in Biology from University of California, Los Angeles in 1988.
     The above summary of the employment agreements is qualified in its entirety by reference to each such employment agreement. Copies of the employment agreements are incorporated by reference as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
     On December 4, 2007, the Company issued a press release to announce the execution and closing of the transactions contemplated under the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 7.01 of the Current Report on Form 8-K, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in the Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.
Cautionary Information Regarding Forward-Looking Statements
     Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the expected benefits of the transaction, including the efficiencies, synergies, financial strength, competitive ability and position of the Company after the transaction; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the risk that the expected benefits of the transaction may not be realized; the risk that Seller’s assets may not be integrated successfully into the Company’s; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated December 3, 2007 among Advanced Viral Research Corp., Triad Biotherapeutics, Inc., Vincent Gullo and Dallas Hughes.

10.1	Employment Agreement dated December 3, 2007 between Advanced Viral Research Corp. and Vincent Gullo.

10.2	Employment Agreement dated December 3, 2007 between Advanced Viral Research Corp. and Dallas Hughes.

10.3	Patent Security Agreement dated as of December 3, 2007 among Advanced Viral Research Corp., Triad Biotherapeutics, Inc., Advance Viral Research, Ltd. and YA Global Investments, L.P.

10.4	Amended and Restated Security Agreement dated as of December 3, 2007 among Advanced Viral Research Corp., Triad Biotherapeutics, Inc., Advance Viral Research, Ltd. and YA Global Investments, L.P.

10.5	Amended and Restated Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.6	Amended and Restated Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.7	Amended and Restated Warrant dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.8	Amended and Restated Series A Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.9	Amended and Restated Series B Convertible Debenture dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.10	Amended and Restated Series A Warrant dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

10.11	Amended and Restated Series B Warrant dated December 3, 2007 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

99.1	Press Release dated December 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2007	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Stephen M. Elliston
Stephen M. Elliston
President and Chief Executive Officer